FOR IMMEDIATE RELEASE

NEWS RELEASE

Monday, July 28, 2008

ANGIOTECH ANNOUNCES RESULTS FOR THE SECOND QUARTER ENDED

JUNE 30, 2008

Vancouver, BC, July 28, 2008 – Angiotech Pharmaceuticals, Inc. (NASDAQ: ANPI, TSX: ANP), a global specialty pharmaceutical and medical device company, today announced its financial results for the second quarter ended June 30, 2008.

“Our operating businesses continued to deliver results in the second quarter, with our Medical Products segment sales exceeding $50 million,” said Dr. William Hunter, President and CEO of Angiotech. “Our various promoted brands again exhibited strong sales performance in the quarter, and we believe that we can achieve our full year objectives for sales growth, margin improvement and new product introductions.”

Significant Recent Developments

On July 7, 2008, we announced that our Board of Directors authorized a transaction to establish separate operating and royalty businesses. For further information, please refer to the preliminary proxy statement filed with the SEC on July 22, 2008, available at www.sec.gov.

Second Quarter Financial Highlights

•	Total revenue was $76.1 million.

•	Net product sales were $50.5 million.

•	Royalty revenue was $25.5 million.

•	Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, adjusted to exclude certain non-cash and non-recurring items) was $5.9 million.

•	GAAP net loss and net loss per share from continuing operations were $26.1 million and $0.31, respectively.

•

Adjusted net loss from continuing operations and adjusted net loss per share from continuing operations (GAAP net loss as adjusted to exclude certain non-cash and non-recurring items) were $7.4 million and $0.09, respectively.

•	As of June 30, 2008, cash and cash equivalents and long-term investments were $81.0 million and net debt was $494.0 million.

Second Quarter Business Highlights

•

Promoted Brand Strategy. Sales of our group of currently marketed promoted brand products continued to demonstrate higher revenue growth as compared to our overall product portfolio, consistent with the prior quarter. Revenue growth in our group of promoted brand products was approximately 54%, contributing to an aggregate growth rate of approximately 11% in total product revenue in the second quarter of 2008 as compared to the comparable quarter of 2007. During the second quarter, we launched our HemoStream™ chronic dialysis catheter in the U.S. as part of our promoted brands group, taking our total number of promoted brands available for sale to six, and we expect HemoStream to begin to contribute to sales of our Interventional business more significantly in the second half of 2008 and thereafter.

•

Base Medical Products Sales. Sales of products outside of our promoted brand product group also experienced growth during the quarter. Revenue growth in our base Surgical, Interventional and Specialties businesses (excluding promoted brands) was approximately 6% in the second quarter of 2008 as compared to the second quarter of 2007, reflecting the continued benefits of the realignment of our sales force completed at the end of 2007 and continued customer stability and growth in our Specialties business, which primarily sells medical devices and medical device components to other third party medical device makers.

•

QuillTM SRS. Adoption of our Quill Self Retaining System (“SRS”) product line continued in the second quarter, consistent with the trends observed in the first quarter of 2008. On June 13, 2008, we announced the market launch of Monoderm, a new line of our Quill SRS product line made from a rapidly resorbing polymer, which is intended primarily for superficial wound closure applications. The product is now available for distribution and sale in the U.S. and Europe.

•

5-FU Central Venous Catheter. On April 17, 2008 our 5-FU-eluting central venous catheter (CVC) product received 510(k) marketing clearance from the U.S. Food and Drug Administration (FDA). We currently expect to commercially launch our 5-FU CVC in the U.S. in the second half of 2008 under the brand name MicrobX.

•

Bio-SealTM Lung Biopsy Tract System. On June 3, 2008, we announced the completion of our U.S. clinical trial enrolment for our novel Bio-Seal lung biopsy tract plug. Bio-Seal is a novel technology designed to reduce the incidence of post-operative pneumothorax (collapsed lung) in patients who undergo lung biopsy procedures. The primary endpoint of the Bio-Seal study is a reduction in the incidence of pneumothorax in patients undergoing lung biopsy procedures when compared with patients who do not receive the Bio-Seal product. The product has already received CE Mark approval and is available for commercial sale in Europe.

•

Zilver® PTX™ Paclitaxel-eluting Peripheral Stent. On June 11, 2008, our partner Cook Group Incorporated reported positive interim results from the registry arm of a clinical study designed to measure the efficacy of the Zilver PTX in treating peripheral arterial disease (PAD). The results were reported by trial investigators at the 2008 SVS Vascular Annual Meeting, and revealed clinical improvement, excellent durability and fracture resistance, high rates of event-free survival (“EFS”) and freedom from target lesion revascularization (“TLR”). Interim data was compiled at six and 12 months using 435 patients and 200 patients, respectively. The corresponding EFS rates were 94 percent and 84 percent, and freedom from TLR was 96 percent and 88 percent. Evaluation of stent x-rays is ongoing, and currently suggests stent fractures in approximately one percent of cases at six months and less than two percent of cases at 12 months. In addition, the Zilver PTX stent exhibited no safety concerns and results were better than expected for TASC class C and D lesions, occlusions, in-stent restenosis and lesions greater than seven centimeters. Follow-up to the registry arm of the study is expected to continue through two years.

Financial Information

This press release contains the condensed financial statements derived from the unaudited consolidated interim financial statements for the three- and six- month periods ended June 30, 2008, and 2007. Full unaudited consolidated interim financial statements and Management’s Discussion and Analysis for the three- and six-month periods ended June 30, 2008, will be filed with the relevant regulatory agencies, as well as posted on our website at www.angiotech.com.

Amounts, unless specified otherwise, are expressed in U.S. dollars. Financial results are reported under GAAP unless otherwise noted. All per share amounts are stated on a diluted basis unless otherwise noted.

Use of Certain Non-GAAP Financial Measures

Certain financial results presented in this press release include non-GAAP measures that exclude certain items. Adjusted net loss from continuing operations, adjusted net loss per share from continuing operations and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) exclude certain non-cash and non-recurring items such as acquisition related amortization charges, acquired in-process research and development relating to license agreements and acquisitions, stock-based compensation expense, foreign exchange gains or losses relating to translation of foreign currency cash and investment balances and other non-recurring items. Adjusted net loss from continuing operations, adjusted net loss per share from continuing operations and Adjusted EBITDA also exclude litigation expenses related to defending intellectual property claims. Revenue, as adjusted, excludes non-recurring, non-operating revenue derived from license agreements and other license revenue, net of license fees due to licensors and excludes amounts accrued for costs incurred. Adjusted net loss from continuing operations, adjusted net loss per share from continuing operations, revenue, as adjusted, and Adjusted EBITDA do not have any standardized meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other issuers. Management uses these non-GAAP or adjusted operating measures to establish operational goals, and believes that these measures may assist investors in analyzing the underlying trends in our business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, financial reporting measures prepared in accordance with GAAP. We have provided a reconciliation of these measures to GAAP in the attached tables.

The financial outlook referred to above presents certain forward-looking, non-GAAP financial information for which at this time there is no calculable comparable GAAP measure. As a result, such non-GAAP financial information cannot be quantitatively reconciled to comparable GAAP financial information. Specifically, the estimates for certain operating expenses referred to above exclude estimates of certain expenses that are inherently unpredictable or subject to significant fluctuation for reasons unrelated to our business performance, including stock-based compensation expenses, certain litigation expenses and foreign exchange gains or losses.

Conference Call Information

A conference call to discuss these financial results will be held today, Monday July 28, 2008 at 8:00 AM PT (11:00 AM ET).

Dial-in information:

North America (toll free): (800) 706-7745

International: (617) 614-3472

Enter passcode: 52264044

A replay archive of the conference call will be available until August 4, 2008 by calling (888) 286-8010 (in North America) or (617) 801-6888 (International) and entering passcode 85663575.

A live webcast will be available to all interested parties through the Investors section of Angiotech’s website: www.angiotech.com

ANGIOTECH PHARMACEUTICALS , INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in thousands of U.S.$, except share and per share data)	Three months ended 30-Jun-08				Three months ended 30-Jun-07
	Reported	Adjustment		Adjusted	Reported	Adjustment		Adjusted
REVENUE
Royalty revenue	$25,536	$—		$25,536	$29,878	$—		$29,878
Product sales, net	50,533	—		50,533	42,421	2,980	a	45,401
License fees	53	(53	)b	—	53	(53	)b	—

	76,122	(53)		76,069	72,352	2,927		75,279

EXPENSES
License and royalty fees	3,661	—		3,661	4,268	—		4,268
Cost of products sold	26,809	(28	)d	26,781	25,085	(927	)c	24,158
Research and development	18,584	(1,366	)e	17,218	13,458	(781	)e	12,677
Selling, general and administrative	25,813	(2,167	)f	23,646	24,363	(4,774	)f	19,589
Depreciation and amortization	8,539	(7,593	)g	946	8,328	(7,459	)g	869
In-process research and development	—	—		—	8,000	(8,000	)h	—

	83,406	(11,154)		72,252	83,502	(21,941)		61,561

Operating (loss) income	$(7,284)	$11,101		$3,817	$(11,150)	$24,868		$13,718

Other income (expenses):
Foreign exchange gain (loss)	140	(140	)i	—	(505)	505	i	—
Investment and other income	686	12	j	698	(994)	1,933	j	939
Loss on sale / write-down of investments	(10,660)	10,660	k	—	—	—		—
Interest expense on long-term debt	(10,941)	559	l	(10,382)	(12,896)	568	l	(12,328)

	(20,775)	11,091		(9,684)	(14,395)	3,006		(11,389)

(Loss) income from continuing operations before income taxes	$(28,059)	$22,192		$(5,867)	$(25,545)	$27,874		$2,329
Income tax (recovery) expense	(1,988)	3,563	m	1,575	(10,500)	7,857	m	(2,643)

(Loss) income from continuing operations	(26,071)	18,629		(7,442)	(15,045)	20,017		4,972

Net loss from discontinued operations, net of income taxes	—	—		—	(170)	170		—

Net (loss) income for the period	$(26,071)	$18,629		$(7,442)	$(15,215)	$20,187		$4,972

Basic and diluted net loss per common share from continuing operations	$(0.31)			$(0.09)	$(0.18)			$0.06

Weighted average shares outstanding (000’s) – basic and diluted	85,122			85,122	85,014			85,014

a.	Amounts incurred for costs incurred, and potential future costs, related to our discontinuation of the Contour Threads brand product.
b.	Non-recurring, non-operating license revenue, net of license fees due to licensors.
c.	Change in estimate of accounting for excess and obsolete inventory resulting from the alignment during the second quarter of 2007 of inventory policies across our various manufacturing operations.
d.	Non-recurring supply / distribution agreement termination costs.
e.	Research and development adjustments:

	Three months ended Jun 30, 2008	Three months ended Jun 30, 2007
Stock-based compensation	$(189)	$(531)
Termination and reorganization costs	(677)	(250)
Non-recurring supply / distribution agreement termination costs	(500)	—

	$(1,366)	$(781)

f.	Selling, general and administrative adjustments:

	Three months ended Jun 30, 2008	Three months ended Jun 30, 2007
Stock-based compensation	$(418)	$(774)
Termination and reorganization costs	(1,026)	(1,846)
Litigation expenses relating to defending intellectual property claims	(691)	(2,154)
Non-recurring supply / distribution agreement termination costs	(32)	—

	$(2,167)	$(4,774)

g.	Amortization of acquisition related intangible assets and medical technologies.
h.	Non-recurring in-process research and development expense relating to payments made to licensors and collaborators.
i.	Foreign exchange fluctuations on foreign currency net monetary assets.
j.	Write off of uncollectible tax receivable and write off of certain capitalized costs.
k.	Loss on write down of investments.
l.	Amortization of deferred financing costs.
m.	Tax effects of adjustments a. through l. for the period, including the reversal of tax reserves previously booked.

ANGIOTECH PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in thousands of U.S.$, except share and per share	Six months ended 30-Jun-08				Six months ended 30-Jun-07
	Reported	Adjustment		Adjusted	Reported	Adjustment		Adjusted
REVENUE
Royalty revenue	$54,465	$—		$54,465	$62,878	$—		$62,878
Product sales, net	98,259	—		98,259	84,907	2,980	a	87,887
License fees	106	(106	)b	—	525	(525	)b	—

	152,830	(106)		152,724	148,310	2,455		150,765

EXPENSES
License and royalty fees	8,032	—		8,032	9,709	—		9,709
Cost of products sold	52,658	(28	)c	52,630	47,877	(1,727	)c	46,150
Research and development	34,889	(2,932	)d	31,957	27,221	(3,890	)d	23,331
Selling, general and administrative	53,654	(6,718	)e	46,936	47,818	(10,021	)e	37,797
Depreciation and amortization	17,017	(15,178	)f	1,839	16,483	(14,734	)f	1,749
In-process research and development	2,500	(2,500	)g	—	8,000	(8,000	)g	—

	168,750	(27,356)		141,394	157,108	(38,372)		118,736

Operating (loss) income	$(15,920)	$27,250		$11,330	$(8,798)	$40,827		$32,029

Other income (expenses):
Foreign exchange gain (loss)	563	(563	)h	—	(403)	403	h	—
Investment and other income	1,442	12	i	1,454	7,808	(5,577	)i	2,231
Loss on sale / write-down of investments	(10,660)	10,660	k	—	(8,157)	8,157	j	—
Interest expense on long-term debt	(23,061)	1,118	l	(21,943)	(25,695)	1,126	l	(24,569)

	(31,716)	11,227		(20,489)	(26,447)	4,109		(22,338)

(Loss) income from continuing operations before income taxes	$(47,636)	$38,477		$(9,159)	$(35,245)	$44,936		$9,691
Income tax (recovery) expense	(5,802)	7,961	m	2,159	(13,529)	10,301	m	(3,228)

(Loss) income from continuing operations	(41,834)	30,516		(11,318)	(21,716)	34,635		12,919
Net loss from discontinued operations, net of income taxes	—	—		—	(5,791)	5,791		—

Net (loss) income for the period	$(41,834)	$30,516		$(11,318)	$(27,507)	$40,426		$12,919

Basic and diluted net (loss) income per common share from continuing operations	$(0.49)			$(0.13)	$(0.25)			$0.15

Weighted average shares outstanding (000’s) – basic and diluted	85,114			85,114	85,008			85,008

a.	Amounts incurred for costs incurred, and potential future costs, related to our discontinuation of the Contour Threads brand product.
b.	Non-recurring, non-operating license revenue, net of license fees due to licensors.
c.	Change in estimate of accounting for excess and obsolete inventory resulting from the alignment during the second quarter of 2007 of inventory policies across our various manufacturing operations, and non-recurring supply / distribution agreement termination costs.
d.	Research and development adjustments:

	Six months ended Jun 30, 2008	Six months ended Jun 30, 2007
Stock-based compensation	$(500)	$(973)
License fees due to licensors related to non-recurring license revenue	—	(419)
Termination and reorganization costs	(1,307)	(849)
Non-recurring supply / distribution agreement termination costs	(500)	(899)
Non-recurring in-process research and development expenses and intellectual property license agreement.	(625)	(750)

	$(2,932)	$(3,890)

e.	Selling, general and administrative adjustments:

	Six months ended Jun 30, 2008	Six months ended Jun 30, 2007
Stock-based compensation	$(924)	$(1,392)
Termination and reorganization costs	(2,755)	(3,385)
Litigation expenses relating to defending intellectual property claims	(2,289)	(4,994)
Non-recurring supply / distribution agreement termination costs	(751)	(250)

	$(6,718)	$(10,021)

f.	Amortization of acquisition related intangible assets and medical technologies.
g.	Non-recurring in-process research and development expense.
h.	Foreign exchange fluctuations on foreign currency net monetary assets.
i.	Write off of uncollectible tax receivable and write off of certain capitalized costs.
j.	Net impact of loss and gain on redemption of investments of common share holdings in Orthovita Inc. and NuVasive Inc. respectively.
k.	Loss on write down of investments.
l.	Amortization of deferred financing costs.
m.	Tax effects of adjustments a. through l. for the period, including the reversal of tax reserves previously booked.

ANGIOTECH PHARMACEUTICALS , INC.

CALCULATION OF ADJUSTED EBITDA

(Unaudited)

	Three months ended June 30		S ix months ended June 30
(in thousands of U.S.$)	2008	2007	2008	2007

Net loss on a GAAP basis	$(26,071)	$(15,215)	$(41,834)	$(26,096)
Interest expense on long-term debt	10,941	12,896	23,061	25,695
Income tax expense (recovery)	(1,988)	(10,649)	(5,802)	(17,420)
Depreciation and amortization	9,723	9,524	19,172	18,775

EBITDA	$(7,395)	$(3,444)	$(5,403)	$954

Adjustments:
Net loss from discontinued operations, excluding depreciation, amortization and income tax expense included above	$—	$159	$—	$9,379
In-process research and development	—	8,000	2,500	8,000
Non-recurring research and development	—	—	625	750
Non-recurring revenue, net of license fees	(53)	(53)	(106)	(106)
Stock-based compensation	607	1,305	1,425	2,364
Litigation expenses	691	2,154	2,289	4,994
Foreign exchange gain	(140)	505	(563)	403
Investment and other income	(686)	(939)	(1,442)	(2,231)
Severance	1,762	1,846	4,840	3,984
Supply/distribution agreement termination costs	—	250	—	2,199
E&O inventory adjustment	—	927	—	927
Contour Threads return costs accrual	—	2,980	—	2,980
Write off of capitalized costs	500	280	500	280
Write off uncollectible tax receivable	—	2,250	—	2,250
Accrued interest income	—	(597)	—	(597)
Writedown / loss on redemption of investments	10,660	—	10,660	647

Adjusted EBITDA	$5,946	$15,623	$15,325	$37,177

ANGIOTECH PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

As at	June 30,	December 31,
(in thousands of U.S.$)	2008	2007
ASSETS
Cash and cash equivalents	$62,915	$91,326
Accounts receivable	28,681	22,678
Inventories	36,240	33,647
Deferred income taxes	4,843	5,964
Other current assets	4,964	7,070

Total current assets	$137,643	$160,685

Long-term investments	$18,092	$24,456
Property and equipment, net	61,279	59,187
Intangible assets, net	213,158	225,889
Goodwill	667,624	659,511
Deferred income taxes	2,988	—
Deferred financing costs	12,481	13,600
Other assets	8,921	6,780

Total assets	$1,122,186	$1,150,108

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$63,630	$62,940
Long-term debt	575,000	575,000
Deferred income taxes	55,657	59,368
Other tax liabilities	5,534	4,693
Other long-term liabilities	5,701	6,035
Stockholders’ equity	416,664	442,072

Total liabilities and stockholders’ equity	$1,122,186	$1,150,108

Forward Looking Statements

Statements contained in this press release that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimate,” “continue,” “anticipates,” “intends,” “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for the second half of 2008 and beyond, and our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research development and product and drug development. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: general economic and business conditions, both nationally and in the regions in which we operate; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; adverse results or unexpected delays in pre-clinical and clinical product development processes; adverse findings related to the safety and/or efficacy of our products or products sold by our partners; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development, to expand manufacturing and commercialization activities or consummate acquisitions; and any other factors that may affect performance. In addition, our business is subject to certain operating risks that may cause the actual results expressed or implied by the forward-looking statements in this press release to differ materially from our actual results. These operating risks include: our ability to attract and retain qualified personnel; our ability to successfully complete preclinical and clinical development of our products; changes in business strategy or development plans; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the continued availability of capital to finance our activities; our ability to continue to service our debt obligations; and any other factors referenced in our annual information form and other filings with the applicable Canadian securities regulatory authorities or the Securities and Exchange Commission. Given these uncertainties, assumptions and risk factors, readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this press release to reflect future results, events or developments.

Additional Information and Where to Find It

In connection with the proposed establishment of separate royalty and operating businesses, Angiotech filed a preliminary proxy statement with the SEC. The preliminary proxy statement is not yet final and will be amended. Shareholders are urged to read the final proxy statement (and all amendments and supplements to it) and other materials that Angiotech may file with the SEC when they become available in their entirety, because they contain important information about the proposed transaction. The final proxy statement will be mailed to Angiotech’s shareholders. Shareholders will be able to obtain free copies of the final proxy statement, as well as Angiotech’s other filings, without charge, at the SEC’s Web site (www.sec.gov) when they become available. Copies of the filings may also be obtained without charge from Angiotech by directing a request to: Angiotech Pharmaceuticals, Inc., 1618 Station Street, Vancouver, British Columbia, Canada V6A 1B6, Attention: Investor Relations (Tel: (604) 221-7676).

Participants in the Solicitation

Angiotech and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of Angiotech common shares in respect of the proposed transaction. Information about the directors and executive officers is set forth in Angiotech’s Annual Report on Form 40-F for the most recently ended fiscal year, which was filed with the SEC on March 31, 2008, and Angiotech’s proxy statement for its 2008 annual and special general meeting of shareholders, filed with the SEC on July 22, 2008. Additional information regarding the interests of such potential participants will be included in the final proxy statement and the other relevant documents filed with the SEC when they become available.

Quill™ is a trademark of Quill Medical, Inc., a wholly-owned subsidiary of Angiotech Pharmaceuticals, Inc.

BioSeal™ is a trademark of Medical Device Technologies, Inc., a wholly-owned subsidiary of Angiotech Pharmaceuticals, Inc.

Zilver® PTX™ is a trademark of Cook Group Incorporated.

HemoStream™ is a trademark of Rex Medical, LP, used under license by Angiotech Pharmaceuticals, Inc. ©2008 Angiotech Pharmaceuticals, Inc. All Rights Reserved.

About Angiotech Pharmaceuticals

Angiotech Pharmaceuticals, Inc. is a global specialty pharmaceutical and medical device company with over 1,500 dedicated employees. Angiotech discovers, develops and markets innovative treatment solutions for diseases or complications associated with medical device implants, surgical interventions and acute injury. To find out more about Angiotech (NASDAQ: ANPI, TSX: ANP) please visit our website at www.angiotech.com.

FOR FURTHER INFORMATION:

Sage Baker

Investor Relations and Corporate Communications

Angiotech Pharmaceuticals, Inc.

(604) 221-6933

sbaker@angio.com